Sub-Item 77Q1(a)

                               AMENDMENT NO. 4 TO
                           AMENDED AND RESTATED BYLAWS
                             OF AIM INVESTMENT FUNDS

                        Adopted effective April 30, 2010

The Amended and Restated Bylaws of AIM Investment Funds (the "Trust"), adopted effective September 14, 2005, (the "Bylaws"), are hereby amended as follows:

     1. AIM Investment Funds is now named AIM Investment Funds (Invesco Investment Funds).

     2. All references to AIM Investment Funds in the Bylaws are hereby deleted and replaced with AIM Investment Funds (Invesco Investment Funds).